EXHIBIT INDEX

(a)(2)    Articles of Incorporation amended June 16, 1999.

(h)(6)    Transfer   Agency   Agreement   dated   May  10,  2001 between
          Registrant and American Express Client Service Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent auditors' consent.

(m)(2) Plan and Agreement of Distribution For Class C Shares dated March 9, 2000 between Registrant and American Express Financial Advisors Inc.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 11, 2001.